UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 13, 2023
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 13, 2023, Carrols Restaurant Group, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Cambridge Franchise Holdings, LLC (the “Selling Stockholder”) and Jefferies LLC (the “Agent”). Pursuant to the terms of the Sale Agreement, the Selling Stockholder may sell, from time to time, up to 14,407,755 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The sales, if any, of the Shares made under the Sale Agreement may be made in sales deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Market, on any other existing trading market for the Common Stock, or to or through a market maker. Sales of the Shares may also be made by any method permitted by law, including, but not limited to, in privately negotiated transactions. The Agent will use its commercially reasonable efforts consistent with normal trading and sales practices to solicit offers to purchase shares of the Common Stock on mutually agreed terms between the Agent and the Selling Stockholder. The Company will not receive any proceeds from the sale of the Shares, if any, by the Selling Stockholder, including pursuant to any Forward Sale Agreement (as defined below).

The Selling Stockholder will pay the Agent a commission of three percent (3.0%) of the gross sales price of all Shares sold through it under the Sale Agreement, which may come in the form of a reduction to the amounts received by the Selling Stockholder in settlement of any Forward Sale Agreement.

The Company has been advised that the Selling Stockholder may also enter into forward sale agreements (each a “Forward Sale Agreement”) in respect of the sale of up to 14,407,755 shares of our Common Stock with the Agent and/or one of the Agent's affiliates (in such capacity, the “Forward Counterparty”). The Company has been advised that, in order to hedge its obligations under any Forward Sale Agreement, if consummated, the Forward Counterparty may borrow shares of our Common Stock from the Selling Stockholder or from unrelated stock lenders, and the Forward Counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Global Market or sales made into any other existing trading market of the Common Stock.

The Sale Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, the Selling Stockholder and the Agent have agreed to indemnify each other (as set forth in the Sale Agreement) against certain liabilities, including liabilities under the Securities Act.

The Shares will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-272841), which was filed with the Securities and Exchange Commission on June 22, 2023 and was declared effective on July 10, 2023.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the Sale Agreement is only a summary and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Open Market Sale Agreement, dated as of November 13, 2023, by and among Carrols Restaurant Group, Inc., Cambridge Franchise Holdings, LLC and Jefferies LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Vice President, General Counsel and Secretary